UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 26, 2008

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On March 26, 2008, Frontier Financial Corporation (“Frontier”) and Washington Banking Company (“WBCO”) issued a joint press release concerning their proposed merger. The press release is attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

Merger Consideration. As further explained in “Questions and Answers” of the proxy statement/prospectus dated February 8, 2008, at pages 8-12, the merger agreement includes a so-called “walk away” provision permitting WBCO’s board to terminate the merger agreement if Frontier’s average stock price declines below $21.00 during a 10-business day period ending 6 business days prior to the scheduled date of the special meeting on Thursday, March 27, 2008.

WBCO notified Frontier on March 19, 2008, that WBCO was reserving its right to terminate the merger agreement based upon the fact that Frontier’s average stock price was less than $21.00, and requesting Frontier to advise whether it would agree to “fill” by increasing the total amount of stock and/or cash in a manner that would yield aggregate merger consideration of not less than $19.41 per share.

Frontier advised WBCO on March 24, 2008, that based on its assumption that the special meeting would be convened and held as scheduled on March 27, 2008, for purposes of voting upon the approval of the merger agreement and the completion of the merger, subject to obtaining regulatory approval and the satisfaction of other conditions specified in the merger agreement, Frontier would not agree to increase the per share merger consideration to $19.41 because the additional shares Frontier would have to issue, would dilute the interest of Frontier’s existing shareholders.

As a result of Frontier’s refusal to fill, if in its reasonable business judgment and consistent with its fiduciary duties to WBCO and its shareholders, the board of directors of WBCO determines after consultation with its advisors that the merger remains in the best interest of WBCO and its shareholders, the amount of cash and stock to be received by WBCO’s shareholders will be determined based on the average closing prices of Frontier common stock during a 20-trading day valuation period prior to completion of the merger (the “Frontier Average Closing Price”), and the amount of cash and stock to be received by WBCO’s shareholders may have a value less than $19.41 per share.

WBCO shareholders can estimate the per-share consideration to be received in the merger by multiplying the Frontier Average Closing Price (measured over a 20-trading day period ending on the sixth business day preceding the effective time of the merger) by 0.6873, and adding $4.979, although these amounts will change somewhat as a result of additional option shares exercised by WBCO employees after the date of the merger agreement. They should also refer to the table on page 49 of the proxy statement/prospectus which illustrates, based on various assumptions, what a WBCO shareholder holding 100 shares will receive, based on assumed Frontier Average Closing Prices ranging from $15.00 to $27.00 per share and whether the shareholder elects all cash, all stock or the split election.

Frontier’s closing stock price as of Wednesday, March 25, 2008 (the latest available date prior to filing this report) was $18.02. The decline in Frontier’s stock price from the announcement of the merger to March 24, 2008, is generally consistent with the decline in the general market, and in particular in the decline in bank stocks nationally and in community bank stocks in the Pacific Northwest, that occurred in this period.

As of the date of this report, notwithstanding the recent volatility in stock prices, the boards of directors of WBCO and Frontier continue to fully support the merger and to believe that this transaction remains in the best interest of their respective companies and shareholders.

In any event, WBCO shareholders should recognize that the actual value of the merger consideration received will continue to change, both before and after the effective time of the merger, based on continuing changes in Frontier’s stock price. WBCO shareholders can withdraw their proxies and exercise their statutory dissenters’ rights, as explained in “The Merger – Dissenters’ Rights” in the proxy statement/prospectus, prior to the vote on the merger and vote against the merger. See “Questions and Answers” in the proxy statement/prospectus.

A more complete description of the merger consideration, the election and allocation procedures and the payment of consideration is contained in the proxy statement/prospectus dated February 8, 2008, mailed to WBCO shareholders of record on or about February 12, 2008. WBCO shareholders are urged to read the proxy statement/prospectus carefully and in its entirety. Copies of the proxy statement/prospectus may be obtained for free by following the instructions below under “Additional Information About the Frontier WBCO Transaction.”

Additional Information About the Frontier WBCO Transaction. WBCO shareholders are urged to read the proxy statement/prospectus regarding the proposed merger of Frontier and WBCO, which was first mailed to WBCO shareholders on or about February 12, 2008, because it contains important information. They may obtain a free copy of the proxy statement/prospectus and other related documents filed by Frontier and WBCO with the Securities and Exchange Commission (“SEC”) at the SEC’s website at www.sec.gov. The proxy statement/prospectus and the other documents also may be obtained for free by accessing Frontier’s website at www.frontierbank.com or by accessing WBCO’s website at www.wibank.com.

Forward-looking Statements. Statements contained herein that are not historical facts should be considered forward-looking statements with respect to Frontier or WBCO. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, loan demand, changes in business or consumer spending, borrowing or savings habits, deposit growth, adequacy of the allowance for loan losses, competition, stock price volatility, government monetary policy, changes in laws and regulations, the level of success of the company’s asset/liability management strategies as well as its marketing, sales and other strategies, the effect of changes in accounting policies and practices, the bank regulatory environment, matters related to the proposed transaction between Frontier and WBCO (including, among others, risks related to integration issues and costs) and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Frontier and WBCO undertake no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason. Readers should carefully review the risk factors described in the documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier’s 2007 Form 10-K.

Item 9.01  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit 99.1	Press Release dated March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
March 26, 2008	/s/ John J. Dickson
(Date)	John J. Dickson Chief Executive Officer

Exhibit Index

99.1	Press Release dated March 26, 2008.